Exhibit 99.1

Armstrong World Industries Reports

Second Quarter 2019 Results

Key Highlights

•	Net sales of $272.0 million, up 9% versus the prior year quarter
•	Operating income of $87.2 million, up 32% versus the prior year quarter
•	Architectural Specialties segment sales up 38% versus the prior year quarter
•	Adjusted EBITDA grew 14% and Adjusted EPS up 31% versus the prior year quarter
•	Reaffirming 2019 Guidance

LANCASTER, Pa., July 29, 2019 -- Armstrong World Industries, Inc. (NYSE:AWI), a leader in the design, innovation and manufacture of commercial and residential ceiling, wall and suspension system solutions, today reported financial results for the second quarter.

Second Quarter Results from Continuing Operations

(Dollar amounts in millions except per-share data)	For the Three Months Ended June 30,
	2019	2018	Change
Net sales	$272.0	$248.6	9.4%
Operating income	$87.2	$66.0	32.1%
Earnings from continuing operations	$63.7	$47.6	33.8%
Diluted earnings per share	$1.28	$0.90	42.2%

Consolidated net sales increased compared to the prior year quarter, driven by higher volumes in the Architectural Specialties segment, as well as higher Mineral Fiber average unit value (“AUV”), in which both positive like-for-like pricing and positive mix contributed.

Operating income increased over the prior year quarter, driven primarily by positive Mineral Fiber AUV and volume growth in the Architectural Specialties segment.

“I am pleased with the strong second quarter results delivered by both of our business segments, driven by Mineral Fiber AUV improvement and Architectural Specialties sales growth,” said Vic Grizzle, President and CEO of AWI. “I’m particularly pleased by the operational performance of our teams delivering expanded EBITDA margins in both of our business segments.”

Additional (non-GAAP*) Financial Metrics from Continuing Operations

(Dollar amounts in millions except per-share data)	For the Three Months Ended June 30,
	2019	2018	Change
Adjusted EBITDA	$108	$95	14.0%
Adjusted net income	$63	$51	23.6%
Adjusted diluted earnings per share	$1.27	$0.97	30.6%
Adjusted free cash flow	$55	$69	(19.1)%

* The Company uses the above non-GAAP adjusted measures in managing the business and believes the adjustments provide meaningful comparisons of operating performance between periods.  The Company also believes that the adjustments help users of our financial information understand the effect of those adjusted items on our selected reported results and provide useful alternative measurements of performance.  See Supplemental Reconciliations of GAAP to non-GAAP results (below) for a breakdown of the adjustments and a reconciliation of the selected reported results to these non-GAAP measures.

(Dollar amounts in millions)	For the Three Months Ended June 30,
	2019	2018	Change
Adjusted EBITDA
Mineral Fiber	$96	$86	11.4%
Architectural Specialties	12	9	38.7%
Consolidated Adjusted EBITDA	$108	$95	14.0%

Consolidated adjusted EBITDA improved 14% in the second quarter when compared to the same prior year period, driven by favorable AUV fall-through to profit in the Mineral Fiber segment and volume growth in the Architectural Specialties segment.

Second Quarter Segment Highlights

In connection with the announced sale of the EMEA and Pacific Rim businesses, the EMEA and Pacific Rim segments are excluded from results of continuing operations.  As a result, the Company’s operating segments are as follows: Mineral Fiber, Architectural Specialties and Unallocated Corporate.

Mineral Fiber

(Dollar amounts in millions)	For the Three Months Ended June 30,
	2019	2018	Change
Net sales (as reported)	$214.1	$206.7	3.6%
Operating income (as reported)	$79.4	$59.5	33.4%
Adjusted EBITDA	$96	$86	11.4%

Net sales in Mineral Fiber grew from AUV expansion of 6% versus the prior year quarter.

Operating income increased, driven mainly by the margin impact of higher sales and lower SG&A expenses, partially offset by lower equity earnings from WAVE, which included a non-cash pension settlement charge of $1.4 million.

Architectural Specialties

(Dollar amounts in millions)	For the Three Months Ended June 30,
	2019	2018	Change
Net sales (as reported)	$57.9	$41.9	38.1%
Operating income (as reported)	$9.5	$8.6	10.5%
Adjusted EBITDA	$12	$9	38.7%

Net sales in Architectural Specialties grew primarily from higher sales volume through increased market penetration, as well as the recent acquisitions of Architectural Components Group Inc (ACGI), Plasterform and Steel Ceilings.

Operating income for the second quarter of 2019 increased due to the positive impact of higher sales volume, partially offset by additional investments in selling and design capacities and intangible asset amortization expense related to the recent acquisition.

Unallocated Corporate

Unallocated corporate expense of $1.7 million decreased from $2.1 million of expense in the prior year quarter, primarily due to lower service costs associated with our U.S. pension plan.

Year to Date Results from Continuing Operations

(Dollar amounts in millions)	For the Six Months Ended June 30,
	2019	2018	Change
Net sales (as reported)	$514.1	$475.9	8.0%
Operating income (as reported)	$141.9	$115.6	22.8%
Adjusted EBITDA	$200	$174	15.2%

Net sales increased driven mainly by volume growth in the Architectural Specialties segment and higher AUV in the Mineral Fiber segment, in which both positive mix and positive like-for-like pricing contributed.

Operating income increased over the prior year period, primarily through increased sales and lower manufacturing expenses.

Market Outlook and 2019 Guidance

“Despite one less shipping day, we delivered another solid quarter with adjusted EBITDA up 14% driven by strong Mineral Fiber AUV and Architectural Specialties volume,” said Brian MacNeal, CFO of AWI.  “We continue to expect economic conditions in 2019 to be similar to 2018.  Our overall 2019 guidance is unchanged while sales growth is tracking to the higher end of our 7%-10% range.”

Earnings Webcast

Management will host a live Internet broadcast beginning at 11:00 a.m. Eastern time today, to discuss second quarter results. This event will be broadcast live on the Company's website. To access the call and accompanying slide presentation, go to www.armstrongceilings.com and click Investors. The replay of this event will also be available on the Company's website for up to one year after the date of the call.

Uncertainties Affecting Forward-Looking Statements

Disclosures in this release, including without limitation, those relating to future financial results, market conditions and guidance, and in our other public documents and comments, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” section of our report on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

About Armstrong and Additional Information

More details on the Company’s performance can be found in its quarterly report on Form 10-Q for the quarter ended June 30, 2019 that the Company expects to file with the SEC today.

Armstrong World Industries, Inc. (AWI) is a global leader in the design, innovation and manufacture of commercial and residential ceiling, wall and suspension system solutions. For more information, visit www.armstrongceilings.com.

Additional forward looking non-GAAP metrics are available on the Company’s website at www.armstrongceilings.com under the Investors tab. The website is not part of this release and references to our website address in this release are intended to be inactive textual references only.

As Reported Financial Highlights

FINANCIAL HIGHLIGHTS

Armstrong World Industries, Inc. and Subsidiaries

(Amounts in millions, except for per-share amounts, quarterly data is unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$272.0	$248.6	$514.1	$475.9
Cost of goods sold	168.6	165.9	319.3	322.4
Gross profit	103.4	82.7	194.8	153.5
Selling, general and administrative expenses	37.4	40.9	93.0	78.4
Equity earnings from joint venture	(21.2)	(24.2)	(40.1)	(40.5)
Operating income	87.2	66.0	141.9	115.6
Interest expense	9.5	9.8	19.9	19.0
Other non-operating (income), net	(5.4)	(9.1)	(10.9)	(18.1)
Earnings from continuing operations before income taxes	83.1	65.3	132.9	114.7
Income tax expense	19.4	17.7	32.8	25.9
Earnings from continuing operations	63.7	47.6	100.1	88.8
Net (loss) earnings from discontinued operations, net of tax expense of $4.8, $0.2, $4.7 and $1.7	(2.3)	5.5	(1.8)	9.4
(Loss) from disposal of discontinued businesses, net of tax expense (benefit) of $0.1, $0.1, $0.1 and ($0.3)	(6.9)	(5.8)	(4.7)	(23.1)
Net (loss) from discontinued operations	(9.2)	(0.3)	(6.5)	(13.7)
Net earnings	$54.5	$47.3	$93.6	$75.1
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	0.7	(20.8)	6.0	(14.9)
Derivative (loss) gain, net	(8.1)	2.0	(13.2)	5.8
Pension and postretirement adjustments	2.9	3.1	5.7	4.9
Total other comprehensive (loss)	$(4.5)	$(15.7)	$(1.5)	$(4.2)
Total comprehensive income	$50.0	$31.6	$92.1	$70.9
Earnings per share of common stock, continuing operations:
Basic	$1.30	$0.91	$2.05	$1.69
Diluted	$1.28	$0.90	$2.01	$1.66
(Loss) per share of common stock, discontinued operations:
Basic	$(0.19)	$(0.01)	$(0.13)	$(0.26)
Diluted	$(0.19)	$(0.01)	$(0.13)	$(0.26)
Net earnings per share of common stock:
Basic	$1.11	$0.90	$1.92	$1.43
Diluted	$1.09	$0.89	$1.88	$1.40
Average number of common shares outstanding:
Basic	49.0	51.9	48.8	52.5
Diluted	49.8	52.6	49.6	53.2

SEGMENT RESULTS

Armstrong World Industries, Inc. and Subsidiaries

(Amounts in millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net sales to external customers
Mineral Fiber	$214.1	$206.7	$410.8	$397.4
Architectural Specialties	57.9	41.9	103.3	78.5
Total net sales to external customers	$272.0	$248.6	$514.1	$475.9

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Segment operating income (loss)
Mineral Fiber	$79.4	$59.5	$127.0	$103.2
Architectural Specialties	9.5	8.6	18.7	16.9
Unallocated Corporate	(1.7)	(2.1)	(3.8)	(4.5)
Total consolidated operating income	$87.2	$66.0	$141.9	$115.6

Selected Balance Sheet Information

(Amounts in millions)

	June 30, 2019	December 31, 2018
Assets
Current assets	$695.6	$717.6
Property, plant and equipment, net	511.9	501.0
Other noncurrent assets	682.5	619.7
Total assets	$1,890.0	$1,838.3
Liabilities and shareholders’ equity
Current liabilities	$581.5	$549.5
Noncurrent liabilities	1,065.4	1,062.8
Equity	243.1	226.0
Total liabilities and shareholders’ equity	$1,890.0	$1,838.3

Selected Cash Flow Information

(Amounts in millions)

(Unaudited)

	For the Six Months Ended June 30,
	2019	2018
Net earnings	$93.6	$75.1
Other adjustments to reconcile net earnings to net cash provided by operating activities	11.8	19.5
Changes in operating assets and liabilities, net	(58.4)	(5.6)
Net cash provided by operating activities	47.0	89.0
Net cash (used for) provided by investing activities	(31.6)	(1.3)
Net cash (used for) financing activities	(102.6)	(105.8)
Effect of exchange rate changes on cash and cash equivalents	1.8	(2.5)
Net (decrease) in cash and cash equivalents	(85.4)	(20.6)
Cash and cash equivalents at beginning of year	335.7	159.6
Cash and cash equivalents at end of period	$250.3	$139.0

Supplemental Reconciliations of GAAP to non-GAAP Results (unaudited)

(Amounts in millions, except per share data)

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides additional measures of performance adjusted to exclude the impact of certain discrete expenses and income.  Examples include plant closures, restructuring charges and related costs, impairments, separation costs, environmental site expenses and related insurance recoveries, and certain other gains and losses. The Company also excludes U.S. pension income/expense in the non-GAAP results as it represents the actuarial net periodic benefit credit/cost recorded as a component of operating income. For all periods presented, the Company was not required and did not make cash contributions to the U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation, nor does the Company expect to make cash contributions to the plan in 2019. Adjusted free cash flow is defined as cash from operating and investing activities, adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures, legacy environmental matters and litigation. The Company believes adjusted free cash flow is useful because it provides insight into the amount of cash that the Company generates for discretionary uses, after expenditures for capital commitments and adjustments for acquisitions and divestitures. The Company uses these adjusted performance measures in managing the business, including communications with its Board of Directors and employees, and believes that they provide users of this financial information with meaningful comparisons of operating performance between current results and results in prior periods. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance, as well as prospects for its future performance. A reconciliation of these adjustments to the most directly comparable GAAP measures is included in this release and on the Company’s website. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.

In the following charts, numbers may not sum due to rounding.

Consolidated Results From Continuing Operations – Adjusted EBITDA

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Earnings from continuing operations, Reported	$64	$48	$100	$89
Add: Income tax expense, as reported	19	18	33	26
Earnings before tax, Reported	$83	$65	$133	$115
Add: Interest/other income and expense, net	4	1	9	1
Operating Income, Reported	$87	$66	$142	$116
Add: U.S. Pension Cost(1)	1	1	2	3
(Less): WAVE Pension Settlement (2)	1	-	1	-
Add: Litigation Expense	-	-	20	-
Add: Cost Reduction Initiatives	-	4	-	5
Add: Net Proforma International Allocations, Other	-	1	-	4
Add: Net Environmental Expenses (Recoveries)	-	1	-	2
Operating Income, Adjusted	$89	$74	$165	$130
Add: D&A	19	21	35	44
Adjusted EBITDA	$108	$95	$200	$174

(1) U.S. pension expense represents only the service cost related to the U.S. pension plan that is recorded within Operating Income. For all periods presented, we were not required and did not make cash contributions to our U.S. Retirement Income Plan.

(2) WAVE settled a portion of their pension plan that resulted in a non-cash accounting charge.

Mineral Fiber

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Operating Income, Reported	$79	$60	$127	$103
(Less): WAVE Pension Settlement (1)	1	-	1	-
Add: Litigation Expense	-	-	20	-
Add: Cost Reduction Initiatives	-	4	-	5
Add: Net Proforma International Allocations, Other	-	1	-	3
Add: Net Environmental Expenses (Recoveries)	-	1	-	2
Operating Income, Adjusted	$80	$65	$148	$113
Add: D&A	15	21	30	43
Adjusted EBITDA	$96	$86	$178	$156

(1) WAVE settled a portion of their pension plan that resulted in a non-cash accounting charge.

Architectural Specialties

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Operating Income, Reported	$10	$9	$19	$17
Add: D&A	3	-	4	1
Adjusted EBITDA	$12	$9	$22	$18

Unallocated Corporate

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Operating (Loss), Reported	$(2)	$(2)	$(4)	$(5)
Add: U.S. Pension Cost (1)	1	1	2	3
Add: Net Proforma International Allocations, Other	-	1	-	1
Operating (Loss), Adjusted	$(1)	$-	$(1)	$-
Add: D&A	1	-	1	-
Adjusted EBITDA	$-	$-	$-	$-

(1) U.S. pension expense represents only the service cost related to the U.S. pension plan that is recorded within Operating Income. For all periods presented, we were not required and did not make cash contributions to our U.S. Retirement Income Plan.

Adjusted Free Cash Flow

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Net cash provided by operations	$32	$63	$47	$89
Net cash provided by (used for) investing activities	$6	(7)	(32)	(1)
Add: Acquisitions, net	$-	12	43	12
Add: Litigation, net	$17	-	20	-
Add/(Less): Environmental Payments (Recoveries), net (1)	$-	1	(5)	(27)
Adjusted Free Cash Flow	$55	$69	$74	$72

(1) Prior year Adjusted Free Cash Flow did not adjust for Environmental Recoveries in the first quarter.

Consolidated Results From Continuing Operations – Adjusted Diluted Earnings Per Share

	For the Three Months Ended March 31,				For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2019		2018		2019		2018		2019		2018
	Total	Per Diluted Share	Total	Per Diluted Share	Total	Per Diluted Share	Total	Per Diluted Share	Total	Per Diluted Share	Total	Per Diluted Share
Earnings from continuing operations, As Reported	$36	$0.73	$41	$0.76	$64	$1.28	$48	$0.90	$100	$2.01	$89	$1.66
Add: Income tax expense, as reported	13		8		19		18		33		26
Earnings from continuing operations before income taxes, As Reported	$50		$49		$83		$65		$133		$115
(Less): U.S. Pension (Credit) (1)	(2)		(6)		(2)		(7)		(4)		(13)
(Less): WAVE Pension Settlement (2)	-	-	-		1		-		1		-
Add: Litigation Expense	20	-	-		-		-		20		-
Add: Cost Reduction Initiatives	-	-	8		-		9		-		17
Add: Net Proforma International Allocations, Other	-	-	3		-		1		-		4
Add: Net Environmental Expenses (Recoveries)	-	-	1		-		1		-		2
Adjusted earnings from continuing operations before income taxes	$68		$56		$82		$70		$150		$125
(Less): Adjusted Income tax expense (3)	(18)		(9)		(19)		(19)		(37)		(28)
Adjusted net income	$50	$1.00	$46	$0.86	$63	$1.27	$51	$0.97	$113	$2.28	$97	$1.82
Change		16%				31%				25%

Diluted Shares Outstanding	49.5		53.8		49.8		52.6		49.6		53.2
As Reported Tax Rate	27%		17%		23%		27%		25%		23%

(1) U.S. pension (credit) represents the entire actuarial net periodic pension (credit) cost recorded as a component of earnings from continuing operations. For all periods presented, we were not required and did not make cash contributions to our U.S. Retirement Income Plan.

(2) WAVE settled a portion of their pension plan that resulted in a non-cash accounting charge.

(3) Adjusted tax expense is calculated using the as reported tax rate multiplied by the adjusted earnings from continuing operations before income taxes.  We have updated our previously reported first quarter results to be consistent with this methodology.